                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
----------------------

               QUALMARK CORPORATION REPORTS SECOND QUARTER RESULTS

(July 30, 2003) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems, today announced results for the second quarter ended June 30, 2003.

QualMark increased revenue 48% from the first quarter of 2003, and announced an income of $49,000, before $536,000 in arbitration related expenses.

The Company reported a net loss of $487,000 and $830,000 on revenue of $1,977,000 and $3,310,000 for the second quarter and year to date for 2003, versus a net loss of $167,000 and $288,000 on revenue of $2,084,000 and $3,987,000 for the second quarter and year to date for 2002. Basic and diluted loss per share was $0.16 and $0.29 for the second quarter and year to date for 2003, versus a basic and diluted loss per share of $0.07 and $0.25 for the second quarter and year to date for 2002.

"We have many accomplishments to report from the second quarter. First off, we generated approximately $50,000 of profit, on revenue just over $1,900,000 (excluding the arbitration related expenses). The overall demand strengthened for both the Equipment and ARTC segments of our business, with a steady order flow heading into the remainder of the year. Our very important Asia Pacific business has come back to life post SARS, and the defense industry has contributed to approximately 26% of our business for the quarter. The newly introduced OVTT (Omni-Vibrational Table Top) has recently experienced its first sales into the consumer electronics industry and is generating an increasing interest. Finally, the Company completed the ongoing arbitration with Dr. Hobbs and is now able move forward and focus on business," said Charles D. Johnston, President and CEO of QualMark.

Mr. Johnston continued, "for this quarter, we saw signs of overall business condition improvement, revenues increase 48% and profitability increase over 100%, when you exclude the $536,000 of arbitration related expenses, over the first quarter of 2003. Operational improvements were also made across the board; inventories were reduced by 30% from the first quarter of 2003, the breakeven point continues to be decreased, and we have maintained our plan to reduce our overall bank debt, which is now, just over $1 million."


A QUARTERLY CONFERENCE CALL TO DISCUSS FIRST-QUARTER RESULTS WILL ALSO BE HELD TODAY, JULY 30, 2003, AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON JULY 30TH. IF YOU ARE CALLING FROM OUTSIDE OF THE U.S., PLEASE CALL 334-323-7224. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.



    ---CONDENSED FINANCIAL TABLES AND OTHER INFORMATION ON FOLLOWING PAGE---

                                                     QUARTER TO DATE                                YEAR TO DATE
                                                         JUNE 30,                                      JUNE 30,
                                           ------------------------------------          ------------------------------------
                                               2003                    2002                 2003                     2002
                                           -----------              -----------          -----------              -----------
Systems revenue                            $ 1,701,000              $ 1,786,000          $ 2,779,000              $ 3,098,000
ARTC service revenue                           276,000                  298,000              531,000                  889,000
                                           -----------              -----------          -----------              -----------
Total revenue                                1,977,000                2,084,000            3,310,000                3,987,000
                                           -----------              -----------          -----------              -----------
Gross profit                                   823,000                  895,000            1,233,000                1,681,000
Gross profit margin                               41.6%                    42.9%                37.3%                    42.2%
                                           -----------              -----------          -----------              -----------
Loss from operations                       **(462,000)                 (118,000)         **(773,000)                 (193,000)
Net loss                                   **(487,000)                 (167,000)         **(830,000)                 (288,000)
                                           ===========              ===========          ===========              ===========
** INCLUDES $536,000 FOR
ARBITRATION RELATED CHARGES


EARNINGS PER SHARE RECONCILING
ITEMS:

Accretion of redeemable preferred
stock dividends                                (48,000)                 (45,000)             (96,000)                 (71,000)

Accretion of beneficial conversion
feature and warrants on issuance of
redeemable preferred stock                     (54,000)                 (55,000)            (108,000)                 (61,000)

Dividend resulting from conversion
of  Series A preferred shares to
Series B preferred shares                         --                       --                   --                   (489,000)
                                           ===========              ===========          ===========              ===========
Net loss available to common
shareholders                                  (589,000)                (267,000)          (1,034,000)                (909,000)
                                           ===========              ===========          ===========              ===========

Basic earnings (loss) per share               **$(0.16)             $     (0.07)            **$(0.29)             $     (0.25)

Diluted earnings (loss) per share             **$(0.16)             $     (0.07)            **$(0.29)             $     (0.25)
                                           ===========              ===========          ===========              ===========

Basic weighted average shares
outstanding                                  3,610,000                3,610,000            3,610,000                3,610,000

Diluted weighted average shares
outstanding                                  3,610,000                3,610,000            3,610,000                3,610,000
                                           ===========              ===========          ===========              ===========

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing America's largest corporations with products that improve product reliability and allow them to get to market faster. The Company has installed more than 450 of its proprietary testing systems in 18 countries and operates five of its own testing and consulting facilities in Denver, CO., Santa Clara, Calif., Hopkinton, Mass., Huntington Beach, Calif., and Winter Park, FL. In Detroit Michigan, the Company has a strategic alliance with a large testing facility. QualMark has also formed international ARTC alliances in Ireland, the Netherlands, Italy, France and Sweden. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

                  Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
              www.qualmark.com